As Filed with the Securities and Exchange Commission on December 14, 2006

Registration Statement No.

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ENCORIUM GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	56-1668867
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Glenhardie Center

1275 Drummers Lane

Suite 100

Wayne, PA 19087

(Address of principal executive offices)

ENCORIUM GROUP, INC. 2006 EQUITY INCENTIVE PLAN

(Full title of the plan)

Kenneth M. Borow, M.D.

President and Chief Executive Officer

One Glenhardie Center

1275 Drummers Lane

Suite 100

Wayne, PA 19087

(Name and address of agent for service)

(610) 975-9533

(Telephone number, including area code, of agent for service)

With copy to:

Howell J. Reeves, Esq.

Wolf, Block, Schorr and Solis-Cohen LLP

1650 Arch Street, 22nd Floor

Philadelphia, PA 19103

215-977-2000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock	1,000,000 shares	$3.97(2)	$3,970,000(2)	$424.79(2)

(1)	Pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance for any future stock split, stock dividend or similar adjustments of the outstanding common stock, $.001 par value (the “Common Stock”), of Encorium Group, Inc. (the “Company”).

(2)	Calculated pursuant to Rule 457(c) and (h) under the Securities Act on the basis of the average of the high and low sales prices of the shares of Common Stock on the Nasdaq Capital Market on December 7, 2006.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Encorium Group, Inc., 2006 Equity Incentive Plan (the “Plan”) as specified in Rule 428(b)(1) under the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “SEC”), but constitute, along with the documents incorporated by reference into this registration statement, a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Item 2.	Registrant Information and Employee Plan Annual Information.

The Company will provide to each of the participants in the Plan a written statement advising them of the availability, without charge, upon the written or oral request of such person, of a copy of any and all of the documents incorporated by reference in Item 3 of Part II of this registration statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated) and any other documents required to be delivered pursuant to Rule 428(b) under the Securities Act. Requests should be directed to Encorium Group, Inc., One Glenhardie Corporate Center, 1275 Drummers Lane, Suite 100, Wayne, Pennsylvania 19087, Attention: Corporate Secretary; telephone number (610) 975-9533.

I-1

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference.

SEC regulations allow us to “incorporate by reference” information into this registration statement, which means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference which was filed with the SEC prior to October 27, 2006 was filed under our previous corporate name, “Covalent Group, Inc.,” which was changed to our current corporate name on October 27, 2006.

The following documents filed by the Company with the SEC are incorporated in this registration statement by reference:

•	The Company’s annual report on Form 10-K for the fiscal year ended December 31, 2005;

•	The Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006, and September 30, 2006;

•	The Company’s current reports on Form 8-K filed on March 3, 2006, July 6, 2006, July 7, 2006 (including an amendment thereto on Form 8-K/A filed on September 1, 2006), August 4, 2006, September 15, 2006, October 20, 2006, October 23, 2006, November 2, 2006 and November 6, 2006;

•	The Company’s definitive proxy statement dated September 14, 2006 relating to its annual meeting of stockholders held on October 20, 2006; and

•	The description of the Company’s Common Stock contained in its registration statement on Form 8-A filed on August 6, 1996 under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil or criminal, administrative or investigative, by reason of the fact that he is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and, in respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged liable to the corporation, unless and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 of the DGCL further provides that to the extent a director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to above, or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

The Certificate of Incorporation of the Company limits the personal liability of directors to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that this limitation does not apply to any liability of a director (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

In addition, the Company’s Bylaws provides for indemnification, to the full extent authorized by the DGCL, of any person who was or is a party or is threatened to be made a party to or is otherwise involved in any action or proceeding, whether criminal, civil, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom he or she is the legal representative, is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director or officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The following exhibits are filed as part of this registration statement:

Exhibit Number	Description

4.1	Encorium Group, Inc. 2006 Equity Incentive Plan.

5.1	Opinion of Wolf, Block Schorr and Solis-Cohen LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of KPMG Oy Ab.

23.3	Consent of Wolf, Block Schorr and Solis-Cohen LLP (included in Exhibit 5).

24	Power of Attorney (included on the Signature Page of this Registration Statement).

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer to sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby also undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania, on December 14, 2006.

ENCORIUM GROUP, INC.

By:	/s/ Kenneth M. Borow
Kenneth M. Borow, M.D.,
President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Kenneth M. Borow his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or their, substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

/s/ Kenneth M. Borow	December 14, 2006
Kenneth M. Borow, M.D., President, Chief Executive Officer and Director

/s/ Lawrence R. Hoffman	December 14, 2006
Lawrence R. Hoffman Executive Vice President, General Counsel, Secretary and Chief Financial Officer

/s/ Earl M. Collier, Jr.	December 14, 2006
Earl M. Collier, Jr. Director

December , 2006
Scott M. Jenkins Director

/s/ Christopher F. Meshginpoosh	December 14, 2006
Christopher F. Meshginpoosh Director

December , 2006
Kai Lindevall, M.D., Ph.D., Director

/s/ Petri Manninen	December 14, 2006
Petri Manninen Director

/s/ Jyrki Mattila	December 14, 2006
Jyrki Mattila, M.D., Ph.D., Director

INDEX TO FILED EXHIBITS

Exhibit	Number

4.1	Encorium Group, Inc. 2006 Equity Incentive Plan.

5.1	Opinion of Wolf, Block, Schorr and Solis-Cohen LLP.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of KPMG Oy Ab.

23.3	Consent of Wolf, Block, Schorr and Solis-Cohen LLP (included in Exhibit 5.10).